Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Xtant Medical Holdings, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2023 with respect to the abbreviated financial statements of Surgalign SPV, Inc., which report appears in the Form 8-K/A of Xtant Medical Holdings, Inc. filed with the Securities and Exchange Commission on May 16, 2023.

/s/ Plante & Moran, PLLC

Denver, Colorado

July 28, 2023